Exhibit 99.1

KIMBALL ELECTRONICS REPORTS Q2 RESULTS, COMPANY UPDATES OUTLOOK FOR FISCAL YEAR 2025

JASPER, Ind., February 4, 2025 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the second quarter ended December 31, 2024.

“The results for the second quarter were in line with expectations as we continue to navigate a sustained period of declining customer demand, while focusing on what is controllable. For the fourth consecutive quarter, cash flow generated from operating activities was positive, inventory levels were reduced, and debt was paid down, with borrowings nearly 40% lower than a year ago. Our improved balance sheet provides ample liquidity to weather our current challenges, along with the necessary dry powder to opportunistically and meaningfully invest in growing the business.

The Company is being strategically repositioned for a return to growth with a restructuring plan that includes the divestiture of the non-core assets from the AT&M business, improved facility utilization with the planned closing of our plant in Tampa, and increased focus on the medical CMO. Our efforts in all three vertical markets have been sharpened to target attractive new spaces that align with our capabilities. While we remain optimistic for the future, we acknowledge that the necessary changes won’t happen overnight. As a result, we have revised our expectations for the full fiscal year as we anticipate more time will be needed to stabilize the business and return to our historical growth pattern.”

Richard D. Phillips
Chief Executive Officer

  Second Quarter Fiscal 2025 Highlights
•Net sales totaled $357.4 million
•Operating income of $8.2 million, or 2.3% of net sales, adjusted operating income of 3.7%
•Inventory ended the quarter at $306 million, a reduction of $29 million from Q1, and down $182 million, or 37%, from peak levels
•Cash generated by operating activities of $29.5 million, the fourth consecutive quarter of positive cash flow
•Borrowings on credit facilities of $205 million, a $41 million decrease from the first quarter, and down $90 million, or 30%, from the beginning of the fiscal year
•Enhanced capital structure by amending the credit facility with the addition of a 5-year, $100 million Term Loan A, which provides additional liquidity to grow the business
•Cash and cash equivalents of $53.9 million and borrowing capacity available of $226.4 million
•Capital expenditures of $6.5 million
•Invested $3.0 million to repurchase 160,000 shares of common stock

Net Sales by Vertical Market for Q2 Fiscal 2025:
Sales in the automotive, medical, and industrial vertical markets declined 4%, 22%, and 20%, respectively.

FISCAL YEAR 2025 GUIDANCE

•Net sales in the range of $1.40 - $1.44 billion, compared to the previous guidance of $1.44 - $1.54 billion
•Adjusted operating income of 3.4% - 3.6% of net sales, compared to the previous guidance of 4.0% - 4.5% of net sales(a)
•The estimate for capital expenditures remains unchanged at $40 - $50 million

(a) Fiscal year 2025 guidance reflects a change in our adjusted operating income calculation beginning in fiscal year 2025, which excludes stock compensation expense. This change better aligns our presentation with others in our industry. A reconciliation of GAAP and non-GAAP financial measures is included below.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as the war in Ukraine, global health emergencies, availability or cost of raw materials and components, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2024.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include constant currency growth, net sales excluding Automation, Test & Measurement, adjusted selling and administrative expenses, adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics, Inc.

Kimball Electronics is a global, multifaceted manufacturing solutions provider of electronics and diversified contract manufacturing services to customers around the world. From our operations in the United States, China, Mexico, Poland, Romania, and Thailand, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit www.kimballelectronics.com.

Conference Call / Webcast

Date:	February 5, 2025
Time:	10:00 AM Eastern Time
Live Webcast:	investors.kimballelectronics.com/events-and-presentations/events
Dial-In #:	877-407-8293 (or 201-689-8349)

For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.
Lasting relationships. Global success.

Contact: Andrew D. Regrut Treasurer and Investor Relations Officer 812.827.4151 Investor.Relations@kimballelectronics.com

Financial highlights for the second quarter and year-to-date period ended December 31, 2024 are as follows:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(Amounts in Thousands, except EPS)	2024	2023	2024	2023
Net Sales	$357,392	$421,235	$731,648	$859,316
Operating Income	$8,230	$16,610	$17,345	$36,100
Adjusted Operating Income (non-GAAP) (1)	$13,333	$19,063	$25,923	$40,069
Operating Income %	2.3%	3.9%	2.4%	4.2%
Adjusted Operating Income (non-GAAP) %	3.7%	4.5%	3.5%	4.7%
Net Income	$3,432	$8,290	$6,586	$19,044
Adjusted Net Income (non-GAAP) (1)	$7,354	$9,783	$12,881	$21,821
Diluted EPS	$0.14	$0.33	$0.26	$0.75
Adjusted Diluted EPS (non-GAAP) (1)	$0.29	$0.39	$0.51	$0.86

(1) Beginning in the first quarter of fiscal year 2025, adjusted results exclude stock compensation expense. Prior reported periods have been revised accordingly. A reconciliation of GAAP and non-GAAP financial measures is included below.

Net Sales by Vertical Market for Q2 Fiscal 2025:

	Three Months Ended					Six Months Ended
	December 31,					December 31,
(Amounts in Millions)	2024	*	2023	*	Percent Change	2024	*	2023	*	Percent Change
Automotive	$192.8	54%	$200.2	47%	(4)%	$381.1	52%	$412.7	48%	(8)%
Medical	84.0	23%	108.1	26%	(22)%	173.8	24%	210.5	25%	(17)%
Industrial excluding AT&M (1)	80.6	23%	100.4	24%	(20)%	174.6	24%	213.3	24%	(18)%
Net Sales excluding AT&M (1)	$357.4	100%	$408.7	97%	(13)%	$729.5	100%	$836.5	97%	(13)%
AT&M (1)	—	—%	12.5	3%	(100)%	2.1	—%	22.8	3%	(91)%
Total Net Sales	$357.4	100%	$421.2	100%	(15)%	$731.6	100%	$859.3	100%	(15)%

*As a percent of Total Net Sales
(1) Sales from our Automation, Test, and Measurement business (AT&M), which was divested effective July 31, 2024, were previously included in the Industrial vertical
–Automotive includes electronic power steering, body controls, automated driver assist systems, and electronic braking systems
–Medical includes sleep therapy and respiratory care, image guided therapy, in vitro diagnostics, drug delivery, AED, and patient monitoring
–Industrial includes climate controls, automation controls, and public safety

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2024		December 31, 2023
Net Sales	$357,392	100.0%	$421,235	100.0%
Cost of Sales	333,965	93.4%	386,802	91.8%
Gross Profit	23,427	6.6%	34,433	8.2%
Selling and Administrative Expenses	10,526	3.0%	17,823	4.3%
Restructuring Expense	4,671	1.3%	—	—%
Operating Income	8,230	2.3%	16,610	3.9%
Interest Income	253	0.1%	101	—%
Interest Expense	(4,241)	(1.2)%	(6,137)	(1.5)%
Non-Operating Income (Expense), net	(768)	(0.2)%	702	0.3%
Other Income (Expense), net	(4,756)	(1.3)%	(5,334)	(1.2)%
Income Before Taxes on Income	3,474	1.0%	11,276	2.7%
Provision for Income Taxes	42	—%	2,986	0.7%
Net Income	$3,432	1.0%	$8,290	2.0%

Earnings Per Share of Common Stock:
Basic	$0.14		$0.33
Diluted	$0.14		$0.33
Average Number of Shares Outstanding:
Basic	24,870		25,094
Diluted	24,968		25,211

(Unaudited)	Six Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2024		December 31, 2023
Net Sales	$731,648	100.0%	$859,316	100.0%
Cost of Sales	684,621	93.6%	789,341	91.9%
Gross Profit	47,027	6.4%	69,975	8.1%
Selling and Administrative Expenses	23,953	3.2%	33,875	3.9%
Restructuring Expense	6,993	1.0%	—	—%
Gain on Disposal	(1,264)	(0.2)%	—	—%
Operating Income	17,345	2.4%	36,100	4.2%
Interest Income	475	0.1%	400	—%
Interest Expense	(9,033)	(1.2)%	(11,584)	(1.3)%
Non-Operating Income (Expense), net	(2,429)	(0.4)%	(429)	(0.1)%
Other Income (Expense), net	(10,987)	(1.5)%	(11,613)	(1.4)%
Income Before Taxes on Income	6,358	0.9%	24,487	2.8%
Provision (Benefit) for Income Taxes	(228)	0.0%	5,443	0.6%
Net Income	$6,586	0.9%	$19,044	2.2%

Earnings Per Share of Common Stock:
Basic	$0.26		$0.76
Diluted	$0.26		$0.75

Average Number of Shares Outstanding:
Basic	24,924		25,067
Diluted	25,098		25,240

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2024	2023
Net Cash Flow provided by (used for) Operating Activities	$74,932	$(17,922)
Net Cash Flow used for Investing Activities	(1,214)	(24,365)
Net Cash Flow (used for) provided by Financing Activities	(97,255)	38,859
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	(722)	368
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(24,259)	(3,060)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	78,779	43,864
Cash, Cash Equivalents, and Restricted Cash at End of Period	$54,520	$40,804

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2024	June 30, 2024
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$53,865	$77,965
Receivables, net	235,166	282,336
Contract assets	81,957	76,320
Inventories	306,242	338,116
Prepaid expenses and other current assets	31,550	44,682
Assets held for sale	—	27,587
Property and Equipment, net	271,251	269,659
Goodwill	6,191	6,191
Other Intangible Assets, net	2,716	2,994
Other Assets, net	85,498	82,069
Total Assets	$1,074,436	$1,207,919

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of long-term debt	$24,900	$59,837
Accounts payable	204,690	213,551
Advances from customers	39,340	30,151
Accrued expenses	42,291	63,189
Liabilities held for sale	—	8,594
Long-term debt, less current portion	179,601	235,000
Long-term income taxes payable	—	3,255
Other long-term liabilities	46,138	53,881
Share Owners’ Equity	537,476	540,461
Total Liabilities and Share Owners’ Equity	$1,074,436	$1,207,919

Other Financial Metrics
(Unaudited)
(Amounts in Millions, except CCD)
	At or For the
	Three Months Ended
	December 31,	September 30,	December 31,
	2024	2024	2023
Depreciation and Amortization	$9.1	$9.2	$9.1
Cash Conversion Days (CCD) (1)	107	108	117
Open Orders (2)	$564	$594	$836
(1) Cash Conversion Days (“CCD”) are calculated as the sum of Days Sales Outstanding plus Contract Asset Days plus Production Days Supply on Hand less Accounts Payable Days and less Advances from Customers Days. CCD, or a similar metric, is used in our industry and by our management to measure the efficiency of managing working capital.
(2) Open Orders are the aggregate sales price of production pursuant to unfulfilled customer orders. Our declining open orders are primarily due to the cancellation of a major automotive program and other demand reductions, as well as reduced lead times on customer orders as compared to December 31, 2023, when parts were more constrained.

Select Financial Results of Automation, Test and Measurement
(Unaudited)
(Amounts in Millions)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net Sales	$—	$12.5	$2.1	$22.8
Operating Income (Loss) (1)	$—	$1.4	$0.8	$1.2
(1) Includes gain on sale of $1.3 million following the close of the sale on July 31, 2024 for the six months ended December 31, 2024. Each period also includes allocated corporate overhead expenses.

Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in Thousands, except Per Share Data)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net Sales Growth (vs. same period in prior year)	(15)%	(4)%	(15)%	2%
Foreign Currency Exchange Impact	—%	1%	—%	1%
Constant Currency Growth	(15)%	(5)%	(15)%	1%

Selling and Administrative Expenses, as reported	$10,526	$17,823	$23,953	$33,875
Stock Compensation Expense	(501)	(1,969)	(2,573)	(3,662)
SERP	69	(484)	(276)	(307)
Adjusted Selling and Administrative Expenses	$10,094	$15,370	$21,104	$29,906

Operating Income, as reported	$8,230	$16,610	$17,345	$36,100
Stock Compensation Expense	501	1,969	2,573	3,662
SERP	(69)	484	276	307
Restructuring Expense	4,671	—	6,993	—
Gain on Disposal	—	—	(1,264)	—
Adjusted Operating Income	$13,333	$19,063	$25,923	$40,069

Net Income, as reported	$3,432	$8,290	$6,586	$19,044
Stock Compensation Expense, After-Tax	380	1,493	1,951	2,777
Restructuring Expense, After-Tax	3,542	—	5,303	—
Gain on Disposal, After-Tax	—	—	(959)	—
Adjusted Net Income	$7,354	$9,783	$12,881	$21,821

Diluted Earnings per Share, as reported	$0.14	$0.33	$0.26	$0.75
Stock Compensation Expense	0.01	0.06	0.07	0.11
Restructuring Expense	0.14	—	0.21	—
Gain on Disposal	—	—	(0.03)	—
Adjusted Diluted Earnings per Share	$0.29	$0.39	$0.51	$0.86

	Twelve Months Ended
	December 31,
	2024	2023
Operating Income	$30,522	$92,769
Goodwill Impairment	5,820	—
Stock Compensation Expense	6,096	7,219
SERP	649	903
Legal Recovery	(892)	(212)
Restructuring Expense	9,379	—
Asset Impairment and Gain on Disposal	15,776	—
Adjusted Operating Income (non-GAAP)	$67,350	$100,679
Tax Effect	17,019	24,954
After-tax Adjusted Operating Income	$50,331	$75,725
Average Invested Capital (1)	$756,966	$770,051
ROIC	6.6%	9.8%
(1) Average invested capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.